Exhibit 4.8

EXECUTION VERSION

SECOND LIEN GUARANTY

THIS SECOND LIEN GUARANTY is made as of August 30, 2013, by SUNDANCE ENERGY AUSTRALIA LIMITED (ACN 112 202 883), a company organized under the laws of South Australia (“Guarantor”), in favor of WELLS FARGO ENERGY CAPITAL, INC., individually and as Administrative Agent for the Guaranteed Parties.

RECITALS:

1.                                      Sundance Energy, Inc., a Colorado corporation (“Borrower”), is executing in favor of Lenders those certain promissory notes of even date herewith, payable to the order of Lenders in the aggregate principal amount of up to $100,000,000 (such promissory notes, as from time to time amended, and all promissory notes given in substitution, renewal or extension therefor or thereof, in whole or in part, being herein collectively called the “Note”).

2.                                      The Note is being executed pursuant to a Second Lien Credit Agreement of even date herewith, (herein, as from time to time amended, supplemented or restated, called the “Credit Agreement”), by and among Borrower, Administrative Agent and Lenders, pursuant to which Lenders have agreed to advance funds to Borrower under the Note.

3.                                      It is a condition precedent to Lenders’ obligations to advance funds pursuant to the Credit Agreement that Guarantor shall execute and deliver to Administrative Agent a satisfactory guaranty of the Obligations.

4.                                      Guarantor owns directly, or indirectly through one or more subsidiaries, one hundred percent (100%) of the outstanding shares of common stock of Borrower.

5.                                      The board of directors of Guarantor has determined that Guarantor’s execution, delivery and performance of this Guaranty may reasonably be expected to benefit Guarantor, directly or indirectly, and are in the best interests of Guarantor.

NOW, THEREFORE, in consideration of the premises, of the benefits which will inure to Guarantor from Lenders’ advances of funds to Borrower under the Credit Agreement, and of Ten Dollars and other good and valuable consideration, the receipt and sufficiency of all of which are hereby acknowledged, and in order to induce Lenders to advance funds under the Credit Agreement, Guarantor hereby agrees with Administrative Agent, for the benefit of Administrative Agent and Lenders as follows:

AGREEMENTS:

Section 1.                                           Definitions. Reference is hereby made to the Credit Agreement for all purposes. All terms used in this Guaranty which are defined in the Credit Agreement and not otherwise defined herein shall have the same meanings when used herein. All references herein to any Obligation Document, Loan Document, or other document or instrument refer to the same as from time to time amended, supplemented or restated. As used herein the following terms shall have the following meanings:

PARENT GUARANTY

“Administrative Agent” means the Person who, at the time in question, is the “Administrative Agent” under the Credit Agreement.

“Borrower” has the meaning specified in Recital 1.

“Credit Agreement” has the meaning specified in Recital 1.

“Guaranteed Parties” means Administrative Agent, Lenders, and any other Person to which Obligations are owing.

“Lenders” means Wells Fargo Bank, N.A. and all other Persons who at any time are “Lenders” under the Credit Agreement.

“Obligations” means collectively all of the indebtedness, obligations, and undertakings which are guaranteed by Guarantor and described in subsections (a) and (b) of Section 2.

“Obligation Documents” means this Guaranty, the Note, the Credit Agreement, the Loan Documents, all other documents and instruments under, by reason of which, or pursuant to which any or all of the Obligations are evidenced, governed, secured, or otherwise dealt with, and all other documents, instruments, agreements, certificates, legal opinions and other writings heretofore or hereafter delivered in connection herewith or therewith.

“Obligors” means Borrower, Guarantor and any other endorsers, guarantors or obligors, primary or secondary, of any or all of the Obligations.

“Security” means any rights, properties, or interests of Administrative Agent or Lenders, under the Obligation Documents or otherwise, which provide recourse or other benefits to Administrative Agent or Lenders in connection with the Obligations or the non-payment or non-performance thereof, including collateral (whether real or personal, tangible or intangible) in which Administrative Agent or Lenders have rights under or pursuant to any Obligation Documents, guaranties of the payment or performance of any Obligation, bonds, surety agreements, keep-well agreements, letters of credit, rights of subrogation, rights of set off.

Section 2.                                           Guaranty.

(a)                                 Guarantor hereby irrevocably, absolutely, and unconditionally guarantees to each Guaranteed Party the prompt, complete, and full payment when due, and no matter how the same shall become due, of:

(i)                                     The Note, including all principal, all interest thereon and all other sums payable thereunder; and

(ii)                                  All other sums payable under the other Obligation Documents, whether for principal, interest, fees or otherwise.

Without limiting the generality of the foregoing, Guarantor’s liability hereunder shall extend to and include all post-petition interest, expenses, and other duties and liabilities of each Restricted Person described above in this subsection (a), or below in the following subsection (b), which would be owed by such Restricted Person but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization, or similar proceeding involving a Restricted Person.

(b)                                 Guarantor hereby irrevocably, absolutely, and unconditionally guarantees to Administrative Agent and each Lender the prompt, complete and full performance, when due, and no matter how the same shall become due, of all obligations and undertakings of the Restricted Persons to Administrative Agent or such Lender under, by reason of, or pursuant to any of the Obligation Documents.

(c)                                  If any Restricted Person shall for any reason fail to pay any Obligation, as and when such Obligation shall become due and payable, whether at its stated maturity, as a result of the exercise of any power to accelerate, or otherwise, Guarantor will, upon demand by Administrative Agent, pay such Obligation in full to Administrative Agent for the benefit of Administrative Agent or the Lender to whom such Obligation is owed. If any Restricted Person shall for any reason fail to perform promptly any Obligation, Guarantor will, upon demand by Administrative Agent, cause such Obligation to be performed or, if specified by Administrative Agent, provide sufficient funds, in such amount and manner as Administrative Agent shall in good faith determine, for the prompt, full and faithful performance of such Obligation by Administrative Agent or such other Person as Administrative Agent shall designate.

(d)                                 If any Restricted Person or Guarantor fails to pay or perform any Obligation as described in the immediately preceding subsections (a), (b), or (c) Guarantor will incur the additional obligation to pay to Administrative Agent, and Guarantor will forthwith upon demand by Administrative Agent pay to Administrative Agent, the amount of any and all reasonable expenses, including fees and disbursements of Administrative Agent’s counsel that are not employees of Administrative Agent or any Affiliate of Administrative Agent and of any experts or agents retained by Administrative Agent, which Administrative Agent may incur as a result of such failure.

(e)                                  As between Guarantor and Administrative Agent or Lenders, this Guaranty shall be considered a primary and liquidated liability of Guarantor.

Section 3.                                           Unconditional Guaranty.

(a)                                 No action which Administrative Agent or any Lender may take or omit to take in connection with any of the Obligation Documents which does not violate the terms thereof, any of the Obligations (or any other indebtedness owing by Borrower to Administrative Agent or any Lender), or any Security, and no course of dealing of Administrative Agent or any Lender with any Obligor or any other Person, shall release or diminish Guarantor’s obligations, liabilities, agreements or duties hereunder, affect this Guaranty in any way, or afford Guarantor any recourse against Administrative Agent or any Lender, regardless of whether any such action or inaction may increase any risks to or liabilities of Administrative Agent or any Lender or any Obligor or increase any risk to or diminish any safeguard of any Security. Without limiting the foregoing, Guarantor hereby expressly agrees that Administrative Agent and Lenders may, from time to time, without notice to or the consent of Guarantor, do any or all of the following:

(i)                                     Amend, change or modify, in whole or in part, any one or more of the Obligation Documents and give or refuse to give any waivers or other indulgences with respect thereto.

(ii)                                  Neglect, delay, fail, or refuse to take or prosecute any action for the collection or enforcement of any of the Obligations, to foreclose or take or prosecute any action in connection with any Security or Obligation Document, to bring suit against any Obligor or any other Person, or to take any other action concerning the Obligations or the Obligation Documents.

(iii)                               Accelerate, change, rearrange, extend, or renew the time, rate, terms, or manner for payment or performance of any one or more of the Obligations (whether for principal, interest, fees, expenses, indemnifications, affirmative or negative covenants, or otherwise).

(iv)                              Compromise or settle any unpaid or unperformed Obligation or any other obligation or amount due or owing, or claimed to be due or owing, under any one or more of the Obligation Documents.

(v)                                 Take, exchange, amend, eliminate, surrender, release, or subordinate any or all Security for any or all of the Obligations, accept additional or substituted Security therefor, and perfect or fail to perfect Administrative Agent’s or Lenders’ rights in any or all Security.

(vi)                              Discharge, release, substitute or add Obligors.

(vii)                           Apply all monies received from Obligors or others, or from any Security for any of the Obligations, as Administrative Agent or Lenders may determine to be in their best interest, without in any way being required to marshall Security or assets or to apply all or any part of such monies upon any particular Obligations.

(b)                                 No action or inaction of any Obligor or any other Person, and no change of law or circumstances, shall release or diminish Guarantor’s obligations, liabilities, agreements, or duties hereunder, affect this Guaranty in any way, or afford Guarantor any recourse against Administrative Agent or any Lender. Without limiting the foregoing, the obligations, liabilities, agreements, and duties of Guarantor under this Guaranty shall not be released, diminished, impaired, reduced, or affected by the occurrence of any or all of the following from time to time, even if occurring without notice to or without the consent of Guarantor:

(i)                                     Any voluntary or involuntary liquidation, dissolution, sale of all or substantially all assets, marshalling of assets or liabilities, receivership, conservatorship, assignment for the benefit of creditors, insolvency, bankruptcy, reorganization, arrangement, or composition of any Obligor or any other proceedings involving any Obligor or any of the assets of any Obligor under laws for the protection of debtors, or any discharge, impairment, modification, release, or limitation of the liability of, or stay of actions or lien enforcement proceedings against, any Obligor, any properties of any Obligor, or the estate in bankruptcy of any Obligor in the course of or resulting from any such proceedings.

(ii)                                  The failure by Administrative Agent or any Lender to file or enforce a claim in any proceeding described in the immediately preceding subsection (i) or to take any other action in any proceeding to which any Obligor is a party.

(iii)                               The release by operation of law of any Obligor from any of the Obligations or any other obligations to Administrative Agent or any Lender.

(iv)                              The invalidity, deficiency, illegality, or unenforceability of any of the Obligations or the Obligation Documents, in whole or in part, any bar by any statute of limitations or other law of recovery on any of the Obligations, or any defense or excuse for failure to perform on account of force majeure, act of God, casualty, impossibility, impracticability, or other defense or excuse whatsoever.

(v)                                 The fact that Guarantor may have incurred directly part of the Obligations or is otherwise primarily liable therefor.

(vi)                              Without limiting any of the foregoing, any fact or event (whether or not similar to any of the foregoing) which in the absence of this provision would or might constitute or afford a legal or equitable discharge or release of or defense to a guarantor or surety other than the actual payment and performance by Guarantor under this Guaranty.

(c)                                  This is a guaranty of payment and not of collection. Administrative Agent and Lenders may invoke the benefits of this Guaranty before pursuing any remedies against any Obligor or any other Person and before proceeding against any Security now or hereafter existing for the payment or performance of any of the Obligations. Administrative Agent and Lenders may maintain an action against Guarantor on this Guaranty without joining any other Obligor therein and without bringing a separate action against any other Obligor.

(d)                                 If any payment to Administrative Agent or any Lender by any Obligor is held to constitute a preference or a voidable transfer under applicable state or federal laws, or if for any other reason Administrative Agent or any Lender is required to refund such payment to the payor thereof or to pay the amount thereof to any other Person, such payment to Administrative Agent or such Lender shall not constitute a release of Guarantor from any liability hereunder, and Guarantor agrees to pay such amount to Administrative Agent or such Lender on demand and agrees and acknowledges that this Guaranty shall continue to be effective or shall be reinstated, as the case may be, to the extent of any such payment or payments. Any transfer by subrogation which is made as contemplated in Section 6 prior to any such payment or payments shall (regardless of the terms of such transfer) be automatically voided upon the making of any such payment or payments, and all rights so transferred shall thereupon revert to and be vested in Administrative Agent and Lenders.

(e)                                  This is a continuing guaranty and shall apply to and cover all Obligations and renewals and extensions thereof and substitutions therefor from time to time.

Section 4.                                           Waiver. Guarantor hereby waives, with respect to the Obligations, this Guaranty, and the other Obligation Documents:

(a)                                 notice of the incurrence of any Obligation by any Restricted Person, and notice of any kind concerning the assets, liabilities, financial condition, creditworthiness, businesses, prospects, or other affairs of any Restricted Person (it being understood and agreed that: (i) Guarantor shall take full responsibility for informing itself of such matters, (ii) neither Administrative Agent nor any other Guaranteed Party shall have any responsibility of any kind to inform Guarantor of such matters, and (iii) Guaranteed Parties are hereby authorized to assume that Guarantor, by virtue of its relationships with Borrower which are independent of this Guaranty, has full and complete knowledge of such matters whenever Guaranteed Parties extend credit to any Restricted Person or take any other action which may change or increase Guarantor’s liabilities or losses hereunder).

(b)                                 notice that Administrative Agent, any Lender, any Obligor, or any other Person has taken or omitted to take any action under any Obligation Document or any other agreement or instrument relating thereto or relating to any Obligation.

(c)                                  default, demand, presentment for payment, and notice of default, demand, dishonor, nonpayment, or nonperformance.

(d)                                 notice of intention to accelerate, notice of acceleration, protest, notice of protest, notice of any exercise of remedies (as described in the following Section 5 or otherwise), and all other notices of any kind whatsoever.

Section 5.                                           Exercise of Remedies.     Administrative Agent shall have the right to enforce, from time to time, in any order and at Administrative Agent’s sole discretion, any rights, powers and remedies which Administrative Agent or Lenders may have under the Obligation Documents or otherwise, including judicial foreclosure, the exercise of rights of power of sale, the taking of a deed or assignment in lieu of foreclosure, the appointment of a receiver to collect rents, issues and profits, the exercise of remedies against personal property, or the enforcement of any assignment of leases, rentals, oil or gas production, or other properties or rights, whether real or personal, tangible or intangible; and Guarantor shall be liable to Administrative Agent and each Lender hereunder for any deficiency resulting from the exercise by Administrative Agent of any such right or remedy even though any rights which Guarantor may have against Borrower or others may be destroyed or diminished by exercise of any such right or remedy. No failure on the part of Administrative Agent or any Lender to exercise, and no delay in exercising, any right hereunder or under any other Obligation Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right preclude any other or further exercise thereof or the exercise of any other right. The rights, powers and remedies of Administrative Agent and each Lender provided herein and in the other Obligation Documents are cumulative and are in addition to, and not exclusive of, any other rights, powers or remedies provided by law or in equity. The rights of Administrative Agent and each Lender hereunder are not conditional or contingent on any attempt by Administrative Agent or any Lender to exercise any of its rights under any other Obligation Document against any Obligor or any other Person.

Section 6.              Limited Subrogation.

(a)           Until all of the Obligations have been paid and performed in full Guarantor shall have no right to exercise any right of subrogation, reimbursement, indemnity, exoneration, contribution or any other claim which it may now or hereafter have against or to any Obligor or any Security in connection with this Guaranty, and Guarantor hereby waives any rights to enforce any remedy which Guarantor may have against any Restricted Person and any right to participate in any Security until such time. If any amount shall be paid to Guarantor on account of any such subrogation or other rights, any such other remedy, or any Security at any time when all of the Obligations and all other expenses guaranteed pursuant hereto shall not have been paid in full, such amount shall be held in trust for the benefit of Administrative Agent, shall be segregated from the other funds of Guarantor and shall forthwith be paid over to Administrative Agent to be held by Administrative Agent as collateral for, or then or at any time thereafter applied in whole or in part by Administrative Agent against, all or any portion of the Obligations, whether matured or unmatured, in such order as Administrative Agent shall elect.

(b)           If Guarantor shall make payment to Administrative Agent of all or any portion of the Obligations and if all of the Obligations shall be finally paid in full in cash, Administrative Agent will, at Guarantor’s request and expense, execute and deliver to Guarantor (without recourse, representation or warranty) appropriate documents necessary to evidence the transfer by subrogation to Guarantor of an interest in the Obligations resulting from such payment by Guarantor; provided that such transfer shall be subject to Section 3(d) above and that without the consent of Administrative Agent (which Administrative Agent may withhold in its discretion) Guarantor shall not have the right to be subrogated to any claim or right against any Obligor which has become owned by Administrative Agent or any Lender, whose ownership has otherwise changed in the course of enforcement of the Obligation Documents.

Section 7.              Successors and Assigns. Guarantor’s rights or obligations hereunder may not be assigned or delegated, but this Guaranty and such obligations shall pass to and be fully binding upon the successors of Guarantor, as well as Guarantor. This Guaranty shall apply to and inure to the benefit of Administrative Agent and Lenders and their successors or assigns who acquire their interests in accordance with the assignment provisions of the Credit Agreement. Without limiting the generality of the immediately preceding sentence, Administrative Agent and each Lender may assign, grant a participation in, or otherwise transfer any Obligation held by it or any portion thereof, and Administrative Agent and each Lender may assign or otherwise transfer its rights or any portion thereof under any Obligation Document, to any other Person, and such other Person shall thereupon become entitled to all of the benefits in respect thereof granted to Administrative Agent or such Lender hereunder unless otherwise expressly provided by Administrative Agent or such Lender in connection with such assignment or transfer.

Section 8.              Subordination and Set Off.    Guarantor hereby subordinates and makes inferior to the Obligations any and all indebtedness now or at any time hereafter owed by Restricted Persons to Guarantor. Guarantor agrees that after the occurrence and during the continuance of any Event of Default (including the commencement and continuation of any proceeding under any Debtor Relief Law relating to any Restricted Person) it will neither permit any Restricted Person to repay such indebtedness or any part thereof nor accept payment from any Restricted Person of such indebtedness or any part thereof without the prior written consent of Administrative Agent. If Guarantor receives any such payment without the prior written consent of Administrative Agent, the amount so paid shall be held in trust for the benefit of Lenders, shall be segregated from the other funds of Guarantor, and shall forthwith be paid over to Administrative Agent to be held by Administrative Agent as collateral for, or then or at any time thereafter applied in whole or in part by Administrative Agent against, all or any portions of the Obligations, whether matured or unmatured, in such order as Administrative Agent shall elect. In any proceeding under any Debtor Relief Law relating to any Restricted Person, the Guaranteed Parties shall be entitled to receive payment in full in cash of all Obligations (including all interest and expenses accruing after the commencement of a proceeding under any Debtor Relief Law, whether or not constituting an allowed claim in such proceeding) before Guarantor receives payment of any Subordinated Obligation.

If an Event of Default shall have occurred and be continuing, each Guaranteed Party is hereby authorized at any time and from time to time after obtaining the prior written consent of Administrative Agent, to the fullest extent permitted by applicable Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Guaranteed Party to or for the credit or the account of Guarantor against any and all of the obligations of Guarantor now or hereafter existing under this Guaranty to such Guaranteed Party. The rights of each Guaranteed Party under this Section are in addition to other rights and remedies (including other rights of set off) that such Guaranteed Party may have.

Section 9.              Representations and Warranties.     Guarantor hereby represents and warrants to Administrative Agent and each Lender as follows:

(a)           The Recitals at the beginning of this Guaranty are true and correct in all respects.

(b)           Guarantor is an entity duly organized, validly existing and in good standing under the laws of the state of its organization as set forth in the Recitals to this Guaranty; and Guarantor has all requisite power and authority to execute, deliver and perform this Guaranty.

(c)           The execution, delivery and performance by Guarantor of this Guaranty have been duly authorized by all necessary corporate action and do not and will not contravene its certificate or articles of incorporation or bylaws.

(d)           The execution, delivery and performance by Guarantor of this Guaranty do not and will not contravene any law or governmental regulation or any material contractual restriction binding on or affecting Guarantor or any of its Affiliates or properties, and do not and will not result in or require the creation of any lien, security interest or other charge or encumbrance upon or with respect to any of its properties.

(e)           No authorization or approval or other action by, and no notice to or filing with, any governmental authority or other regulatory body or third party is required for the due execution, delivery and performance by Guarantor of this Guaranty, other than reporting requirements to the ASX, with which Guarantor agrees to comply.

(f)            This Guaranty is a legal, valid and binding obligation of Guarantor, enforceable against Guarantor in accordance with its terms except as limited by bankruptcy, insolvency or similar laws of general application relating to the enforcement of creditors’ rights and general principles of equity.

(g)           There is no action, suit or proceeding pending or, to the knowledge of Guarantor, threatened against or otherwise affecting Guarantor before any court, arbitrator or governmental department, commission, board, bureau, agency or instrumentality which may materially and adversely affect Guarantor’s financial condition or its ability to perform its obligations hereunder.

(h)           The direct or indirect value of the consideration received and to be received by Guarantor in connection herewith is reasonably worth at least as much as the liability and obligations of Guarantor hereunder, and the incurrence of such liability and obligations in return for such consideration may reasonably be expected to benefit Guarantor, directly or indirectly.

(i)            Each representation and warranty made by Borrower with respect to Guarantor in any other Loan Document is correct in all material respects (expect that such materiality qualifier shall not be applicable to any representation or warranty that already is qualified or modified by materiality in the text thereof).

Section 10.            Covenants.

(a)           General. Guarantor will, so long as any Obligation shall remain unpaid, or any Guaranteed Party shall have any Commitment, perform and observe, and cause each of its Subsidiaries to perform and observe, all of the terms, covenants and agreements in the Obligation Documents on its or their part to be performed or observed or that the Borrower has agreed to cause Guarantor or such Subsidiaries to perform.

(b)           Indebtedness.  Guarantor will not in any manner owe or be liable for Indebtedness except the Obligations and the guarantee of Indebtedness under the First Lien Credit Agreement in an amount not to exceed $300,000,000 at any one time outstanding.

Section 11.            No Oral Change. No amendment of any provision of this Guaranty shall be effective unless it is in writing and signed by Guarantor and Lenders, and no waiver of any provision of this Guaranty, and no consent to any departure by Guarantor therefrom, shall be effective unless it is in writing and signed by Lenders, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

Section 12.            Invalidity of Particular Provisions.     If any term or provision of this Guaranty shall be determined to be illegal or unenforceable all other terms and provisions hereof shall nevertheless remain effective and shall be enforced to the fullest extent permitted by applicable law.

Section 13.            Headings and References. The headings used herein are for purposes of convenience only and shall not be used in construing the provisions hereof. The words “this Guaranty,” “this instrument,” “herein,” “hereof,” “hereby” and words of similar import refer to this Guaranty as a whole and not to any particular subdivision unless expressly so limited. The phrases “this section” and “this subsection” and similar phrases refer only to the subdivisions hereof in which such phrases occur.  The word “or” is not exclusive, and the word “including”

(in its various forms) means “including without limitation”. Pronouns in masculine, feminine and neuter genders shall be construed to include any other gender, and words in the singular form shall be construed to include the plural and vice versa, unless the context otherwise requires.

Section 14.            Term. This Guaranty shall be irrevocable until the date (the “Termination Date”) on which (a) all of the Obligations (other than contingent indemnification obligations) have been completely and finally paid and performed, no Lender has any obligation to make any loans or other advances to Borrower, and all obligations and undertakings of Borrower under, by reason of, or pursuant to the Obligation Documents have been completely performed; or (b) the Guarantor has been provided with a written release from its obligations under this Guaranty by the Administrative Agent. This Guaranty is thereafter subject to reinstatement as provided in Section 3(d). All extensions of credit and financial accommodations heretofore or hereafter made by Administrative Agent or Lenders to Borrower shall be conclusively presumed to have been made in acceptance hereof and in reliance hereon.

Section 15.            Notices. Any notice or communication required or permitted hereunder shall be given in writing, sent by personal delivery, by telecopy, by delivery service with proof of delivery, or by registered or certified United States mail, postage prepaid, addressed to the appropriate party as follows:

To Guarantor:

Sundance Energy Australia Limited
c/o Sundance Energy, Inc.

633 17th Street, Suite 1950

Denver, Colorado 80202
Attention: Eric P. McCrady
Facsimile: 303/543-5701

Sundance Energy Australia Limited
32 Beulah Road

Norwood, SA, Australia 5067
Attention: Craig Gooden
Facsimile: 08 8132 0766

To Administrative Agent:

Wells Fargo Energy Capital, Inc.
1000 Louisiana, 9th Floor
Houston, TX 77002

Attention: Ryan Sauer
Facsimile: 713/652-5874

or to such other address or to the attention of such other individual as hereafter shall be designated in writing by the applicable party sent in accordance herewith. Any such notice or communication shall be deemed to have been given (a) in the case of personal delivery or delivery service, as of the date of first attempted delivery at the address or in the manner provided herein, (b) in the case of telecopy, upon receipt, or (c) in the case of registered or certified United States mail, three days after deposit in the mail.

Section 16.            Limitation on Interest.     Administrative Agent, Lenders and Guarantor intend to contract in strict compliance with applicable usury law from time to time in effect, and the provisions of the Credit Agreement limiting the interest for which Guarantor is obligated are expressly incorporated herein by reference.

Section 17.            Loan Document. This Guaranty is a Loan Document, as defined in the Credit Agreement, and is subject to the provisions of the Credit Agreement governing Loan Documents. Guarantor hereby agrees to comply with all of the terms and conditions of the Credit Agreement which are applicable to Guarantor.

Section 18.            Counterparts; Fax.      This Guaranty may be executed in any number of counterparts, each of which when so executed shall be deemed to constitute one and the same Guaranty. This Guaranty may be validly executed and delivered by facsimile or other electronic transmission.

Section 19.            Governing Law; Submission to Process.

(a)           GOVERNING LAW. THIS GUARANTY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF COLORADO.

(b)           SUBMISSION TO JURISDICTION.      GUARANTOR IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF COLORADO SITTING IN DENVER COUNTY, COLORADO AND OF THE UNITED STATES DISTRICT COURT SITTING IN DENVER, COLORADO, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS GUARANTY OR ANY OTHER OBLIGATION DOCUMENT, OR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND GUARANTOR IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH STATE COURTS OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS GUARANTY OR IN ANY OTHER OBLIGATION DOCUMENT SHALL AFFECT ANY RIGHT THAT ADMINISTRATIVE AGENT OR ANY LENDER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS GUARANTY OR ANY OTHER OBLIGATION DOCUMENT AGAINST BORROWER OR ANY OTHER RESTRICTED PERSON OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

(c)            WAIVER OF VENUE.      GUARANTOR IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY

APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS GUARANTY OR ANY OTHER OBLIGATION DOCUMENT IN ANY COURT REFERRED TO IN PARAGRAPH (B) OF THIS SECTION. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

(d)           SERVICE OF PROCESS.      EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 15. GUARANTOR HEREBY APPOINTS SUNDANCE ENERGY, INC. AS ITS AGENT FOR SERVICE OF PROCESS AT ITS ADDRESS OF 633 17th STREET, SUITE 1950, DENVER, COLORADO 80202, AND AGREES AND CONSENTS TO SERVICE OF PROCESS ON GUARANTOR BY NOTICE TO SUNDANCE ENERGY, INC. NOTHING IN THIS GUARANTY WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

Section 20.            Waiver of Jury Trial, Punitive Damages, etc. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, (A) ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS GUARANTY OR ANY OTHER OBLIGATION DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY), AND (B) ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY SUCH LEGAL PROCEEDING ANY “SPECIAL DAMAGES,” AS DEFINED BELOW. EACH PARTY HERETO (X) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (Y) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS GUARANTY AND THE OTHER OBLIGATION DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION. AS USED IN THIS SECTION, “SPECIAL DAMAGES” INCLUDES ALL SPECIAL, CONSEQUENTIAL, EXEMPLARY, OR PUNITIVE DAMAGES (REGARDLESS OF HOW NAMED), BUT DOES NOT INCLUDE ANY PAYMENTS OR FUNDS WHICH ANY PARTY HERETO HAS EXPRESSLY PROMISED TO PAY OR DELIVER TO ANY OTHER PARTY HERETO.

Section 21.            Payments Free of Taxes. Any and all payments by or on account of any obligation of Guarantor under this Guaranty shall be made free and clear of and without reduction or withholding for any taxes or other charges, provided that if Guarantor shall be required by applicable law to deduct any such taxes or other charges from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the applicable Guaranteed Party receives an amount equal to the sum it would have received had no such deductions been made, (ii) Guarantor shall make such deductions; and (iii) Guarantor shall timely pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

Section 22.            Currency Equivalents Generally. Any amount specified in this Guaranty to be in Dollars shall also include the equivalent of such amount in any currency other than Dollars, such equivalent amount thereof in the applicable currency to be determined by the Administrative Agent at such time on the basis of the Spot Rate (as defined below) for the purchase of such currency with Dollars. For purposes of this Section 22, the “Spot Rate” for a currency means the rate determined by the Administrative Agent to be the rate quoted by the Person acting in such capacity as the spot rate for the purchase by such Person of such currency with another currency through its or its Affiliate’s principal foreign exchange trading office at approximately 11:00 a.m. on the date two Business Days prior to the date of such determination; provided that the Administrative Agent may obtain such spot rate from another financial institution designated by the Administrative Agent if the Person acting in such capacity does not have as of the date of determination a spot buying rate for any such currency.

Section 23.            Amendments and Waivers.     No amendment of this Guaranty shall be effective unless it is in writing and signed by Guarantor and the Administrative Agent, and no waiver of this Guaranty or consent to any departure by Guarantor herefrom shall be effective unless it is in writing and signed by the Administrative Agent, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for that given and to the extent specified in such writing. In addition, all such amendments and waivers shall be effective only if given with the necessary approvals required in the Credit Agreement. No such amendment shall bind any Guarantor not a party thereto, but no such amendment with respect to any Guarantor shall require the consent of any other Guarantor.

Section 24.            Acceptance by the Guaranteed Parties. By their acceptance of the benefits hereof, the Guaranteed Parties shall be deemed to have agreed to be bound hereby and to perform any obligation on their part set forth herein.

Section 25.            Survival of Agreements. All representations, warranties, covenants and agreements of Guarantor herein and in each other Guaranteed Document to which Guarantor is a party shall survive the execution and delivery of this Guaranty, the execution and delivery of any other Guaranteed Document and the creation of the Obligations.

Section 26.            FINAL AGREEMENT. THIS WRITTEN AGREEMENT AND THE OTHER OBLIGATION DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES HERETO AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES HERETO. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES HERETO.

Section 27.            INTERCREDITOR AGREEMENT.       Reference is made to the Intercreditor Agreement dated as of even date herewith (as amended, restated, supplemented or otherwise modified from time to time, the “Intercreditor Agreement”), among the Borrower, Wells Fargo Bank, N.A., as First Lien Administrative Agent (as defined therein), and Wells Fargo Energy Capital, Inc., as Second Lien Administrative Agent (as defined therein).  Notwithstanding anything herein to the contrary, the lien and security interest granted to the Administrative Agent, for the benefit of the Secured Parties, pursuant to this Guaranty and the exercise of any right or remedy by the Administrative Agent and the other Secured Parties hereunder are subject to the provisions of the Intercreditor Agreement. In the event of any conflict or inconsistency between the provisions of the Intercreditor Agreement and this Guaranty, the provisions of the Intercreditor Agreement shall control.

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IN WITNESS WHEREOF, Guarantor has executed and delivered this Guaranty as of the date first written above.

Executed by SUNDANCE ENERGY
AUSTRALIA LIMITED ACN 112 202 883 in
accordance with Section 127 of the Corporations
Act 2001 (Australia) by:

By:
	Name:	Michael Hannell
	Title:	Chairman of the Board

By:
	Name:	Damien Connor
	Title:	Secretary

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ACCEPTED AS OF THE DATE FIRST
WRITTEN ABOVE BY:

WELLS FARGO ENERGY CAPITAL INC.,
as Administrative Agent

By:
Name:	Ryan Sauer
Title:	Vice President

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